Exhibit 10.21

                                 LEASE AGREEMENT

      THIS LEASE (this "Lease") is made on July 3, 2003, by and between STANWOOD LIMITED PARTNERSHIP, a Georgia limited partnership, first party, hereinafter referred to as "Landlord", and HUGHES SUPPLY, INC., a Florida corporation, second party, hereinafter referred to as "Tenant" who covenant and agree as follows:

      1. Premises. Landlord, for and in consideration of the rents, covenants, agreements, and stipulations hereinafter mentioned, reserved and contained, to be paid, kept and performed by Tenant, has leased and rented, and by these presents does lease and rent, unto said Tenant, and said Tenant hereby agrees to lease and take upon the terms and conditions which hereinafter appear, the following described property (hereinafter called "Premises") and personal property as hereinafter set forth. The Premises consists of real property and improvements located at 2751 Miller Road, Decatur, Georgia, including, without limitation, an approximately 50,000 square foot building on approximately 5.978 acres, all as set forth in Exhibit "A" attached hereto and made a part hereof.

      2. Term. Tenant shall have and hold the Premises for a term of ten (10) years, said term to begin on the earlier of (a) August 1, 2003; or (b) that date on which Tenant takes occupancy of the Premises (the "Commencement Date"), and to end on July 31, 2013. Provided it is not then in default under the Lease, Tenant may extend the term up to four (4) times for five (5) year(s) per extension by written notice of its election to do so given to Landlord at least ninety (90) days prior to the then-current expiration date. The extended term will be on all of the terms and conditions of this Lease.

      3. Rental. For the first year of the Lease, Tenant will pay a yearly rental of $224,000.00. The yearly rental will be due and payable in equal monthly installments of $18,666.67 in advance on the 1st day of each and every calendar month during the term of this Lease and any renewal thereof. The first payment of such yearly rental is to be made on the Commencement Date. All rental due and payable under this Lease shall be made payable to: Stanwood Limited Partnership and delivered to the following address: 8314 Forest Gate Boulevard, Sugar Land, Texas 77479 or such other address as Landlord may designate in writing to Tenant from time to time. For questions regarding payment of rental under this Lease, Tenant may call: Mike Stanwood at the following phone number:
713-943-3790.

During each lease year commencing August 1, 2004, Tenant covenants and agrees to pay to Landlord as annual base rental an amount equal to the product obtained by multiplying the annual base rental for the first lease year (the "Base Rent") by a fraction, the numerator of which will be the CPI-U, as that term is defined below, for the eleventh month of the immediately prior lease year, and the denominator of which will be the CPI-U for July, 2003. In no event, however, will the increase for any one year exceed three percent (3%) over the rent paid for the immediately preceding year. The annual base rental computed in accordance with this Paragraph will be paid in equal installments in advance on the first day of each calendar month of the applicable lease year.

The CPI-U will mean the "Consumer Price Index-Seasonally Adjusted U.S. City Average For

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All Items For All Urban Consumers, (1982-84=100)," published monthly in the
"Monthly Labor Review" of the Bureau of Labor Statistics of the United States Department of Labor. If the CPI-U is discontinued, the "Consumer Price Index-Seasonally Adjusted U.S. City Average For All Items For Urban Wage Earners and Clerical Workers (1982-84=100)," published monthly in the "Monthly Labor Review" of the Bureau of Labor Statistics of the United States Department of Labor (the "CPI-W"), will be used for making the computation set forth above. If the CPI-W is discontinued, comparable statistics on the purchasing power of the consumer dollar published by the Bureau of Labor Statistics of the United States Department of Labor will be used for making the computation set forth above. If the Bureau of Labor Statistics will no longer maintain statistics on the purchasing power of the consumer dollar, comparable statistics published by a responsible financial periodical or recognized authority agreeable to the parties will be used for making the computation set forth above. If the base year "(1982-84=100)" or other base year used in computing the CPI-U is changed, the figures used in making the computation above will be changed accordingly, so that all increases in such price index are taken into account notwithstanding any such change in the base year.

      4. Utility Bills. Tenant will pay all utility bills of all types, including, but not limited to, water and sewer, natural gas, electricity and sanitary pick up bills for the Premises, or used by Tenant in connection therewith. If Tenant does not pay same, Landlord may pay the same, and such payment will be added to the rental of the Premises.

      5. Taxes. Tenant will pay all real property taxes which may be assessed by any lawful authority against the Premises. Landlord will be responsible for payment of all special assessments imposed upon the Premises. Tenant will pay any and all ad valorem taxes assessed against the personal property located on the Premises, during the entire term thereof, except for the tax year in which this Lease commences. Tenant shall have the right, at Tenant's sole expense, to appeal any and all taxes applicable to the Premises and Landlord agrees that Landlord will cooperate with Tenant reasonably and sign all documents reasonably required in connection with any such appeal. Tenant may delay payment of any portion of such taxes which are the subject of an appeal until the resolution of such appeal, in which event Tenant shall be solely responsible for the payment of any penalties, interest, or additional taxes which result from such delay. Notwithstanding the foregoing, Tenant shall not permit the filing of a tax lien against the Premises. Landlord represents that the taxing authority(ies) for the Premises are as follows: Dekalb County, Georgia, true, correct and complete copies of all of the most recent bills relating to real property taxes due and payable on the Premises are attached as Exhibit "B" to this Lease, and the tax parcel identification number(s) for the Premises are as follows:16 024 01 013. Landlord shall pay all sales, excise or other taxes due and payable on the rents paid by Tenant hereunder.

      6. Insurance. Tenant shall carry, at Tenant's sole cost and expense and throughout the term of this Lease and all renewals and extensions thereof: (a) "All Risk" insurance coverage on the demised Premises in an amount not less than the full insurable value (the term "full insurable value" will mean the actual replacement cost, excluding foundation and excavation costs, as reasonably determined by Landlord; Landlord represents that the current estimated replacement cost of all buildings and related improvements contained within the Premises is $2,000,000.00 and the current estimated value of the land, not including any improvements, contained within


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

the Premises is $(400,000.00); (b) insurance coverage on all equipment, fixtures and appliances owned by Tenant; and (c) comprehensive general liability insurance coverage with respect to the Premises in an amount not less than $1,000,000.00 per occurrence and $5,000,000.00 in the aggregate.

Tenant shall name Landlord as an additional insured under all insurance policies required to be maintained hereunder and furnish evidence of such coverages and additional insured status in the form of certificates of insurance to Landlord prior to the commencement of the term of this Lease and at least fifteen (15) days prior to the earlier of the commencement of each year of the term of this Lease or the date upon which such insurance coverage would otherwise lapse if not renewed. All insurance provided for in this Lease will be effected under enforceable policies issued by insurers of recognized responsibility licensed to do business in the state in which the Premises are located. If Tenant provides any insurance required by this Lease in the form of a blanket policy, Tenant shall furnish satisfactory proof that such blanket policy complies in all respects with the provisions of this Lease and that the coverage thereunder is at least equal to the coverage which would be provided under a separate policy covering only the Premises.

If Landlord so requires, the policies of insurance provided for will be payable to the holder of any mortgage, as the interest of such holder may appear, pursuant to a standard mortgagee clause. All such policies will, to the extent obtainable, provide that any loss will be payable to Landlord or to the holder of any mortgage notwithstanding any act or negligence of Tenant which might otherwise result in forfeiture of such insurance. All such policies will, to the extent obtainable, contain an agreement by the insurers that such policies will not be canceled without at least thirty (30) days prior written notice to Landlord and to the holder of any mortgage to whom loss hereunder may be payable.

      7. Maintenance and Repairs by Tenant. Landlord warrants as of the commencement date of this Lease that the Premises are structurally sound and that all electrical, lighting, utility, fire safety, HVAC, and all operating systems are in good working condition and are not in need of repair. In addition, Landlord warrants and shall be responsible for any and all HVAC repairs (unless caused by Tenant's negligence) which may arise during the first year of the Lease term. Except as set forth in Paragraph 8, Tenant will, at its own expense, keep and maintain the interior of the Premises, including floor coverings, exterior doors, windows and all systems pertaining to electrical, HVAC, and lighting. Tenant will also perform exterior lawn and landscaping maintenance. It is the intent of the parties that Tenant will only be required to make repairs or replacements which are not structural in nature.

      8. Repairs by Landlord. Landlord agrees to maintain and keep in good repair the roof, exterior walls, structural supports (including foundations), sewer/septic systems, and all water or sewer pipes located underground or in the slab, sidewalks, parking lots, driveways and other vehicular access and maneuvering areas. Landlord will also be responsible for any repairs or replacements which are structural in nature, which are extraordinary or capital in nature, which will increase the value of the Premises subsequent to the end of the then term, and any other repairs not expressly delegated to Tenant in this Lease. Landlord will also promptly clean up and dispose of any Hazardous Materials found on, in or under any portion of the Premises, remediate the Premises to comply with any and all environmental laws applicable thereto, and


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

pay for all clean up and disposal costs at no cost to Tenant, unless directly caused by Tenant, its employees, agents or contractors. Notwithstanding anything to the contrary set forth elsewhere in this Lease, in the event the installation of sprinkler and fire protection systems on the Premises is required by applicable law, ordinances, regulations or governmental requirements for Tenant's current or future use of the Premises at any time during the term of this Lease or any renewals thereof, Landlord, at Landlord's sole expense and without materially interfering with Tenant's operations on the Premises, shall immediately install on the Premises, and subsequently maintain, repair, modify and replace as necessary to comply with applicable law, ordinances, regulations and governmental requirements, all such required sprinkler and fire protection systems.

      9. Destruction of or Damage to the Premises. If the Premises are totally destroyed by storm, fire, lightning, earthquake or other casualty, this Lease will terminate as of the date of such destruction, and rental will be accounted for as between Landlord and Tenant as of that date. If the Premises are damaged but not wholly destroyed by any of such casualties, rental will abate in such proportion as use of the Premises has been destroyed, and Landlord will restore the Premises to substantially the same condition as before the damage as speedily as practicable, whereupon full rental will recommence; however, if the damage will be so extensive the same cannot be reasonably repaired and restored within three (3) months' time from the date of the casualty, then either Landlord or Tenant may cancel this Lease by giving written notice to the other party within thirty (30) days from the date of such casualty. In such event, rental will be apportioned and paid up to the date of such casualty.

      10. Modifications and Alterations to the Premises. No modifications, alterations, or improvements to the building or openings cut through the roof are allowed without the prior written consent of Landlord, which consent will not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, Landlord acknowledges that Tenant has the right, but not the obligation, to make improvements to the outside storage areas, including, without limitation, paving, laying crushed stone (or similar materials) and fencing, and Landlord hereby consents to same.

      11. Removal of Fixtures. Tenant may (if not in default hereunder) prior to the expiration of this Lease, or any extension thereof, remove all personal property, fixtures and equipment which Tenant has placed in the Premises, provided that during such removal Tenant will make all reasonable repairs necessary to return the Premises to its original condition, reasonable wear and tear excepted.

      12. Return of the Premises. Tenant agrees to return the Premises to Landlord at the expiration or prior termination of this Lease in good condition and repair, reasonable wear and tear, damage by storm, fire, lightning, earthquake or other casualty alone excepted.

      13. Condemnation. If the whole of the Premises, or such portion thereof as will make the Premises unusable for the purpose herein leased, be condemned by any legally constituted authority for any public use or purpose or if Landlord sells the Premises under threat of condemnation, then in either of said events the term hereby granted will cease from the time when possession thereof is taken by public authorities, and rental will be accounted for as


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

between Landlord and Tenant as of that date. Such termination, however, will be without prejudice to the rights of either Landlord or Tenant to recover compensation and damage caused by condemnation from the condemnor. It is further understood and agreed that neither Tenant nor Landlord will have any rights in any award made to the other by any condemnation authority.

If there is a partial taking and if it is not so extensive as to render the remaining portion (after restorations) unsuitable for the business of Tenant, then this Lease will continue in effect and Landlord, upon receipt of the award in condemnation, will expeditiously commence and complete all necessary repairs and restorations to the Premises so as to constitute the portion of the building not taken a complete architectural unit and restore the Premises as nearly as practicable to its prior condition; provided, however, that such work does not exceed the scope of the original construction, and Landlord will not be under any duty to expend amounts in excess of the award received by Landlord. Rent, taxes and other charges payable by Tenant will equitably abate while Landlord's repairs and restorations are in process. If a partial taking consists only of a street widening or utility easement which, at Tenant's sole discretion, is determined not to materially affect Tenant's use of the Premises, this Lease will continue in full force and effect without abatement of rent, taxes or other charges.

      14. Compliance with Laws, Etc. Tenant agrees, at its own expense and solely in relation to those portions of the Premises which Tenant is required to maintain or repair under Paragraph 7, to promptly comply with all requirements of any legally constituted public authority made necessary by reason of Tenant's specific use of said Premises. Notwithstanding the foregoing, the Tenant will not be liable for: (a) repairs, alterations, replacements or retrofitting required by the accessibility or path of travel requirements set forth in Title III of the Americans With Disabilities Act of 1990, 42 USC ss.12101, et seq. and regulations and guidelines promulgated thereunder, as amended from time to time (collectively, the "ADA"); (b) removal or abatement of asbestos containing materials or suspect asbestos containing materials; (c) repairs, alterations or replacements required to comply with federal, state or local indoor air quality laws, rules or regulations; (d) repairs or replacements incident to CFC conversions for heating and cooling systems; (e) installation, modification or upgrade of fire protection and sprinkler systems; or (f) repairs, alterations or replacements described in Paragraph 8. Landlord agrees to promptly comply with any other governmental or regulatory requirements if not made necessary by reason of Tenant's occupancy of the Premises or relating to those portions of the Premises which Landlord is required to maintain or repair under Paragraph 8. Notwithstanding anything to the contrary contained elsewhere in this Lease, Tenant shall not under any circumstances be responsible for curing or liable for any costs associated with any aspect of the Premises which was not, at the time Tenant first takes possession of the Premises pursuant to this Lease, in compliance with all applicable laws, rules, regulations, ordinances, codes, permits, approvals, guidelines, conditions, restrictive covenants, mandates, moratoria, development criteria, consent decrees, orders, judgments, decisions, determinations and the like affecting the Premises (collectively, the "Pre-existing Non-compliance Problems"). Landlord shall be solely responsible for immediately curing all Pre-existing Non-compliance Problems at Landlord's sole expense and shall be liable for all costs relating directly or indirectly to such Pre-existing Non-Compliance Problems.


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

      15. Assignment. Except as set forth below, Tenant may not assign this Lease, or any interest thereunder, or sublet the Premises in whole or in part without prior written notice to Landlord of its intent to assign or sublease. Tenant may (a) sublet all or part of the Premises to any corporation, the majority of whose shares are owned by Tenant, during the period of such majority ownership only or (b) assign this Lease to any corporation which owns more than fifty percent (50%) of Tenant's issued and outstanding shares, or which succeeds to the entire business of Tenant through purchase, merger, consolidation or reorganization, or to any affiliate sharing common majority ownership with the Tenant. Subtenants or assignees will become liable directly to Landlord for all obligations of Tenant hereunder, without relieving Tenant's liability.

      16. Mortgagee's Rights. Tenant's rights will be subject to any bona fide mortgage or deed to secure debt which is now, or may hereafter be, placed upon the Premises by Landlord, and Tenant agrees, at Landlord's cost, to execute and deliver such documentation as may be reasonably required by any such mortgagee to effect any subordination. Provided, however, as a condition to such subordination, Landlord must secure from each mortgagee a nondisturbance agreement acceptable to Tenant providing that in the event of a foreclosure the mortgagee will recognize the validity of this Lease and, provided that Tenant is not in default, will not disturb Tenant's possession or its rights under this Lease.

      17. Use of the Premises. The Tenant may use the Premises for warehouse, sales and office purposes and for any other lawful purpose. Tenant shall also have the exclusive right to use the existing machinery currently located in the Premises. The Premises will not be used for any illegal purposes, nor in any manner to create any nuisance or trespass; nor in any manner to vitiate the insurance, based on the above purposes for which the Premises are leased.

      18. Signs. Tenant will have the right to erect at Tenant's sole expense signage at the entrance to and upon the Premises, including but not limited to a customary trade sign identifying the business of Tenant. The erection of signage by Tenant will be subject to and in conformity with all applicable laws, zoning ordinances and building restrictions or covenants of record. On or before termination of this Lease, Tenant will remove the signage thus erected, and will repair any damage or disfigurement, caused by such removal. All signage proposed by Tenant shall be subject to Landlord's review and approval, which approval shall not be unreasonably withheld, conditioned or delayed.

      19. Entry for Carding, etc. Landlord may card the Premises "For Rent" or "For Sale" ninety (90) days before the termination of this Lease. Landlord may enter the Premises at reasonable hours during the term of this Lease to exhibit the same to prospective purchasers and to make repairs required of Landlord under the terms hereof.

      20. Indemnity. Landlord agrees to indemnify and save harmless Tenant and its parents, subsidiaries, affiliates, directors, officers, employees, agents, servants, attorneys and representatives from any and all claims, causes of action, damages, fines, judgments, penalties, costs (including environmental clean-up costs and response costs), liabilities, expenses or losses (including without limitation, reasonable attorneys' fees and expenses of litigation) arising during or after the Lease term: (a) as a result of any violation by Landlord or prior owners or occupants of the Premises of any applicable federal, state or local environmental laws or


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

regulations, as now or hereinafter in effect, regulating, relating to or imposing liability or imposing standards of conduct concerning any Hazardous Materials; or (b) as a result of the presence, disturbance, discharge, release, removal or cleanup of Hazardous Materials or as a result of environmental contamination or other similar conditions which existed prior to commencement of the Lease term; or (c) as a result of any violation of the accessibility or path of travel requirements imposed by the ADA; or (d) as a result of any of Landlord's representations and warranties being untrue. These indemnities will survive the expiration, cancellation or termination of the Lease.

Tenant agrees to indemnify and save harmless Landlord and its parents, subsidiaries, affiliates, directors, officers, employees, agents, servants, attorneys and representatives from any and all claims, causes of action, damages, fines, judgments, penalties, costs (including environmental clean-up costs and response costs), liabilities, expenses or losses (including without limitation, reasonable attorneys' fees and expenses of litigation) arising during or after the Term: (a) as a result of any violation by Tenant of any applicable federal, state or local environmental laws or regulations, as now or hereinafter in effect, regulating, relating to or imposing liability or imposing standards of conduct concerning any Hazardous Materials; or (b) as a result of the presence, disturbance, discharge, release, removal or cleanup of Hazardous Materials or as a result of environmental contamination or other similar conditions which existed after commencement of the Term and which was caused by or brought onto the Premises by Tenant or Tenant's agents, contractors, employees, licensees and invitees; or (c) as a result of any violation by Tenant of the accessibility or path of travel requirements imposed by the ADA; or (d) as a result of any of Tenant's representations and warranties being untrue. These indemnities will survive the expiration, cancellation or termination of the Lease; provided, however, that Tenant will not be liable for the acts of any other tenants of said property.

      21. Default of Tenant. It is mutually agreed that in the event: (a) the rent herein reserved is not paid at the time and place when and where due and Tenant fails to pay said rent within five (5) days after written demand from Landlord; or (b) Tenant will fail to comply with any material term, provision, condition, or covenant of this Lease, other than the payment of rent, and will not cure such failure within thirty (30) days after notice to Tenant of such failure to comply or such additional time period as may reasonably be necessary to effect a cure of the default provided that Tenant commences and diligently pursues a cure of the default; or (c) Tenant causes any lien to be placed against the Premises and does not cure the same within thirty (30) days after notice from Landlord to Tenant demanding cure, THEN in any of such events, Landlord will have the option to do any of the following, in addition to, and not in limitation of any other remedy permitted by law or by this Lease: (i) Landlord may terminate this Lease, in which event Tenant will immediately surrender the Premises to Landlord. Tenant agrees to indemnify Landlord for all loss and damage which Landlord may suffer by reason of such termination, whether through inability to relet the Premises, or through decrease in rent, or otherwise; or (ii) Landlord, as Tenant's agent, without terminating this Lease, may terminate Tenant's right of possession, and, at Landlord's option, enter upon and rent the Premises at the best price obtainable by reasonable effort, without advertisement and by private negotiations and for any term Landlord deems proper. Tenant will be liable to Landlord for the deficiency, if any, between Tenant's rent hereunder and the price obtained by Landlord on reletting. Pursuit of any of the foregoing remedies will not preclude pursuit of any of the other remedies herein provided or any other


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remedies provided by law. In any case, Landlord will use best efforts to mitigate Tenant's damages. Any notice in this provision may be given by Landlord or its attorney. No termination of this Lease prior to the normal ending thereof, by lapse of time otherwise, will affect Landlord's right to collect rent for the period prior to the termination thereof.

      22. Default of Landlord. Should Landlord fail to perform any of its obligations hereunder, Landlord will have a period of thirty (30) days after its receipt of written notice from Tenant of a failure of performance within which to commence a cure of that failure. Failure of Landlord to commence that cure within the 30-day period or to effect that cure within that 30-day period will be an event of default under this Lease and Tenant may, at its option, elect to:
(a) terminate this Lease upon thirty (30) days written notice to Landlord; (b) bring an action to require specific performance of Landlord's obligations; (c) provide Landlord with an additional period of time within which to effect that cure; (d) commence such cure itself, and Tenant may either, at its option, offset any expenses it incurs in effecting such cure against the rent and other charges due and payable by Tenant hereunder, or require that Landlord immediately reimburse Tenant for its expenses; provided, however, in the event of an emergency, Tenant may immediately effect a cure of Landlord's failure should Landlord fail to act immediately to do so, without the requirement of any notice by Tenant to Landlord; and/or (e) pursue any other remedies provided herein or provided by law.

      23. Warranties. Landlord warrants that Landlord owns the Premises in fee simple and has the right to enter into this Lease; that the Premises are free from liens and encumbrances except for utility easements and un-violated restrictive covenants which do not materially adversely affect Tenant's intended use of the Premises; that the Premises has legal, direct, pedestrian and vehicular access to and from and abuts one or more publicly dedicated roads; that the Premises are in compliance with all applicable laws, regulations and ordinances; to the best of Landlord's knowledge, that past and current uses of the Premises comply with federal, state and local environmental laws and regulations; that Landlord has not received a citation from any regulatory agency for noncompliance with environmental laws; that, other than the following matters: NONE, Landlord has no knowledge of the presence of fuel storage tanks or of hazardous, toxic, dangerous, or carcinogenic materials, substances or contaminants, formaldehyde, polychlorinated biphenyls, lead, lead dust, asbestos, asbestos containing materials, oil, gasoline, other petroleum products or byproducts, radon or other similar materials or substances (collectively, "Hazardous Materials") on, in or under the Premises and has no knowledge of any contamination present on, in or under the Premises; and covenants that Tenant, provided it performs all of its obligations under this Lease, will peaceably and quietly enjoy the Premises during the Lease term without any disturbance from Landlord, anyone claiming by, through or under Landlord, or any other party, except as otherwise specifically provided in this Lease.

      24. Holding Over. If Tenant remains in possession of the Premises after expiration of the term hereof, with Landlord's acquiescence and without any express agreement of the parties, Tenant will be a tenant-at-will at the rental rate in effect at end of the Lease; and there will be no renewal of this Lease by operation of law.

      25. Notices. Any notice given pursuant to this Lease will be in writing and sent by


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certified mail to:

      (a)   Landlord:     Stanwood Limited Partnership
                          8314 Forest Gate Boulevard
                          Sugar Land, Texas 77479
                          Attention: Mike Stanwood
                          Phone No.:713-943-3790 / Fax No.: 713-948-5632

or to such other address as Landlord may hereafter designate in writing to Tenant.

      (b)   Tenant:       Hughes Supply, Inc.
                          20 North Orange Avenue, Suite 200
                          Orlando, Florida 32801
                          Attention: Mark Scimeca, Esquire,
                          Associate General Counsel
                          Phone No.: (407) 841-4755 / Fax No.: (407) 649-3018

or to such other address as Tenant may hereafter designate in writing to Landlord.

      26. Construction of Lease Terms. The terms of this Lease will not be construed more strongly against any party, regardless of which party was responsible for the preparation and drafting of this Lease.

      27. Attorneys and Other Professional Fees. In any litigation between the parties regarding this Lease, the losing party agrees to pay to the prevailing party its reasonable attorneys', paralegals', accountants', consultants', and experts' fees and expenses of litigation at all trial, appellate and alternative dispute resolution levels and forums. For purposes of this paragraph, a party is to be considered the prevailing party if:

      (a) it initiated the litigation and obtains (by judgment or agreement) substantially the relief sought; or

      (b) it did not initiate the litigation and the other party does not obtain (by judgment or agreement) substantially the relief sought.

      28. Waiver of Rights. No failure of Landlord to exercise any power given Landlord hereunder, or to insist upon strict compliance by Tenant with its obligations hereunder, and no custom or practice of the parties at variance with the terms hereof will constitute a waiver of Landlord's right to demand exact compliance with the terms hereof.

      29. Rights Cumulative. All rights, powers and privileges conferred hereunder upon the parties hereto will be cumulative but not restrictive to those given by law.

      30. Time of Essence. Time is of the essence of this Agreement.

      31. Environmental Site Assessment. Tenant will have the right, at its expense, to undertake a Phase I Environmental Site Assessment or equivalent (the "Environmental Report")


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

with respect to the Premises. In the event that the results of such Environmental Report are unsatisfactory to Tenant, in its sole discretion, then Tenant will have the right, at any time within forty-five (45) days after commencement of the term of this Lease to terminate this Lease immediately upon written notice to Landlord.

      32. Definitions. "Landlord" as used in this Lease will include first party, its heirs, representatives, assigns, and successors in title to the Premises. "Tenant" will include second party, its heirs and representatives, assigns and successors, and if this Lease will be validly assigned, or sublet, will include also Tenant's assignees or sub-Tenants, as to the Premises covered by such assignment or sub-lease. "Landlord" and "Tenant" include male and female, singular and plural, corporation, partnership or individual, as may fit the particular parties.

      33. Entire Agreement. This Lease contains the entire agreement of the parties hereto, and no representations, inducements, promises or agreements, oral or otherwise, between the parties, not embodied herein, will be of any force or effect.

      34. Severability and Governing Law. If any term, covenant or condition of this Lease or the application thereof to any person, entity or circumstance will, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, covenant, or condition to persons, entities or circumstances other than those which or to which sued may be held invalid or unenforceable, will not be affected thereby, and each term, covenant or condition of this Lease will be valid and enforceable to the fullest extent permitted by law. This Lease shall be governed by and construed in accordance with the law of the state in which the Premises are located.

      35. Brokerage. Each of Landlord and Tenant warrants to the other that no commissions are payable or due to any broker or finder in connection with this Lease and each of Landlord and Tenant agrees to indemnify, defend and hold the other harmless from and against any commissions or fees or claims for commissions or fees arising under the indemnifying party, which indemnification will expressly survive the termination of this Lease.

                    [SIGNATURES ATTACHED ON FOLLOWING PAGES]

 IN WITNESS WHEREOF, the parties herein have executed this Lease on the day and year first above written.

                                          "LANDLORD"

Witnesses:                                STANWOOD LIMITED PARTNERSHIP,
                                          a Georgia limited partnership


/s/ Jeff LeGrand                          By: /s/ Michael Stanwood
---------------------------------            -----------------------------------
                                             Stanwood Limited Partnership

Printed: Jeff LeGrand                     Printed: Michael Stanwood
         ------------------------                 ------------------------------

                                          Title: President
                                                --------------------------------

/s/ Sherry Berkley
---------------------------------

Printed: Sherry Berkley
        -------------------------

                                                      "TENANT"

                                          HUGHES SUPPLY, INC., a Florida
                                          corporation


/s/ Laurie L. Bergstresser                By: /s/ Mark D. Scicneca
---------------------------------            -----------------------------------

Printed:  Laurie L. Bergstresser          Printed: Mark D. Scicneca
         ------------------------                 ------------------------------

                                          Title: Secretary
                                                --------------------------------

/s/ Sharonda N. Alicea
---------------------------------

Printed: Sharonda N. Alicea
        -------------------------

                                   EXHIBIT "A"

                         (Legal Description of Property)

                                    EXHIBIT A

                          Legal Description of Property

ALL THAT TRACT OR PARCEL OF LAND lying and being in Land Lot 24 of the 16th District of DeKalb County, Georgia, and being more particularly described as follows:

TO FIND THE TRUE POINT OF BEGINNING, commence at a point formed by the intersection of the eastern right-of-way line of Lithonia Way (having a 60-foot right-of-way width) and the southern right-of-way line of Snapfinger Woods Drive (having a variable right-of-way width), said point also being the northwestern corner of property now or formerly owned by John W. Rooker; thence leaving the eastern right-of-way line of Lithonia Way run along the southern right-of-way line of Snapfinger Woods Drive the following six (6) courses and distances and following the curvature thereof; (1) North 89(degree) 55(degree) 02" East a distance of 160.00 feet to a point;(2) North 88(degree) 20'30" East a distance of 123.51 feet to a point; (3) North 86(degree) 58' 20" East a distance of
189.82 feet to a point: (4) North 88(degree) 43' 00" East a distance of 200.00 feet to a point; (5) along the arc of a 2,161.68-foot radius curve to the right having an arc distance of 221.80 feet to a point located at the northeastern corner of property now or formerly owned by John W. Rooker and the northwestern corner of property now or formerly owned by Thomas G. Hill (said arc being subtended by a chord lying to the south thereof bearing South 88' 20' 38" East and being 221.70 feet in length); and (6) South 85(degree) 37' 42" East a distance of 93.22 feet to a point located on the southwestern right-of-way line of Miller Road (having a 70-foot right-of-way width); thence leaving the southern right-of-way line of Snapfinger Woods Drive run along the southwestern right-of-way line of Miller Road run the following three (3) courses and distances; (1) South 71(degree) 51' 17" East a distance of 36.13 feet to a point; (2) South 68(degree) 15' 59" East a distance of 62.42 feet to a point; and (3) South 62(degree) 17' 07" East a distance of 18.96 feet to an one-half (1/2) inch rebar set, said rebar set being the TRUE POINT OF BEGINNING; from the TRUE POINT OF BEGINNING, as thus established, thence continue along the southwestern right-of-way line of Miller Road run the following five (5) courses and distances and following the curvature thereof; (1) South 62(degree) 71' 07" East a distance of 29.64 feet to a point; (2) along the arc of a 464.77-foot radius curve to the right having an arc distance of 133.38 feet to a point (said arc being subtended by a chord lying to the southwest thereof bearing South 54(degree) 03' 49" East and being 132.92 feet in length); (3) along the arc of a 639.07-foot radius curve to the right having an arc distance of 228.21 feet to a point (said arc being subtended by a chord lying to the southwest thereof bearing South 32(degree) 55' 20" East and being 285.78 feet in length); (4) South 20(degree) 00' 09" East a distance of 64.02 feet to a point; and (5) South 17(degree) 34' 22" East a distance of 220.85 feet to an one-half (1/2) inch rebar set located at the northeastern corner of property now or formerly owned by Bessemer Properties, Incorporated; thence leaving the southwestern right-of-way line of Miller Road run along the northern boundary line of property now or formerly owned by Bessemer Properties, Incorporated South 79(degree) 44' 00 '1 West a distance of 497.84 feet to an one-half (1/2) inch rebar set located on the eastern boundary line of property now or formerly owned by National Service Industries; thence leaving the northern boundary line of property now or formerly owned by Bessemer Properties, Incorporated run along the eastern boundary line of property now or formerly owned by National Service Industries North 12(degree) 37' 55" West a distance of 326.59 feet to an one-half (1/2) inch rebar set located at the southeastern corner of property now or formerly owned by John W. Rooker and the northeastern corner of property now or formerly owned by National Service Industries; thence leaving the northeastern corner of property now or formerly owned by National Service Industries run along the eastern boundary of property now or formerly owned by John W. Rooker North 02(degree) 41' 38" West a distance of 278.41 feet to an one-half (1/2) inch rebar set located at the southwestern corner of property now or formerly owned by Thomas G. Hill; thence leaving the eastern boundary line of property now or formerly owned by John W. Rooker, run along the southwestern, southern, southeastern and eastern boundary line of property now or formerly owned by Thomas G. Hill the following five (5) courses and distances: (1) South 63(degree) 55' 54" East a distance of 39.37 feet to an one-half (1/2) inch rebar set; (2) South 71(degree) 41' 32" East a distance of 32.26 feet to an one-half (1/2) inch rebar set; (3) South 75(degree) 54' 23" East a distance of 27.70 feet to an one-half (1/2) inch rebar set; (4) North 82(degree) 37' 22" East a distance of 67.91 feet to an one-half (1/2) inch rebar set; (5) North 16(degree) 54' 27" East a distance of 125.20 feet to a point located on the southwestern right-of-way line of Miller Road, said point being the TRUE POINT OF BEGINNING.

The above-described property contains 5.9788 acres (260,435 square feet) and is shown on, and described according to, that certain survey prepared for Desert Sierra Properties, Inc. by Loo-Turley & Associates, P.C. (Richard Loo, Georgia Registered Land Surveyor No. 2129), dated April 13, 1993, which survey is incorporated herein by this reference and made a part of this description.

                                   EXHIBIT "B"

                                   (TAX BILLS)

RESSLEY'S
REAL ESTATE TAX SERVICE                   LL  24  DIST 16  LOT    [ILLEGIBLE]
P.O. BOX 2297, PEACHTREE CITY, GA 30269     ------    -----   -----          ---
PHONE: 770-487-4376 FAX: 770-487-0793
                                          S/D                 COUNTY Dekalb
                                            ----------------
DATE EXAMINED 6-3-03
             -----------------            CAPTION 2751 MILLER RD

[ILLEGIBLE]                               MAP REF. 16-024-01-013
           -------------------                    ------------------------------

[ILLEGIBLE]
           -------------------

=====================================================================================================
               CHAIN OF TITLES                  |       VERIFY TAX DESCRIPTION TO YOUR LEGAL
-----------------------------------------------                      DESCRIPTION
[ILLEGIBLE]    7711-767                         |
-----------------------------------------------
           Desert Sierra Prop.                  |
-----------------------------------------------                 5.97 AC
                                                |
-----------------------------------------------
                                                |
-----------------------------------------------
       NO LIABILITY FOR FIFA TRANSFERS           |
-----------------------------------------------
  ALL FIFA'S SUBJECT TO BE SOLD AT ANY TIME     |
-----------------------------------------------
PAYOFF GOOD THRU
=====================================================================================================
YEAR                    CITY TAXES              |               STATE AND COUNTY TAXES
-----------------------------------------------------------------------------------------------------
                                                |
1996  -----------------------------------------------------------------------------------------------
                                                |
-----------------------------------------------------------------------------------------------------
                                                |
1997  -----------------------------------------------------------------------------------------------
                                                |
-----------------------------------------------------------------------------------------------------
                                                |
1998  -----------------------------------------------------------------------------------------------
                                                |
-----------------------------------------------------------------------------------------------------
                                                |
1999  -----------------------------------------------------------------------------------------------
                                                |
-----------------------------------------------------------------------------------------------------
                                                |
2000  -----------------------------------------------------------------------------------------------
                                                |
-----------------------------------------------------------------------------------------------------
                                                |
2001  -----------------------------------------------------------------------------------------------
                                                |
-----------------------------------------------------------------------------------------------------
      Base =                                    |        Base =
      -----------------------------------------------------------------------------------------------
      Exempt                                    |        Exempt        n/a
      -----------------------------------------------------------------------------------------------
      Assessment                                |        Assessment    649160
2002  -----------------------------------------------------------------------------------------------
      City of Atlanta Sanitary Tax Not Checked  |        Bill #
      -----------------------------------------------------------------------------------------------
      To Pay                                    |        To Pay
      -----------------------------------------------------------------------------------------------
      Date Paid                                 |        Date Paid 12/24
-----------------------------------------------------------------------------------------------------
      Amount Paid                                        Amount Paid  25158.36
-----------------------------------------------------------------------------------------------------
STREET IMPROVEMENTS                                         CITY OF ATLANTA WATER BILL NOT CHECKED
-----------------------------------------------------------------------------------------------------

County Sanitary Tax Bill No. 1012651600  Call for Payoff
                            -------------------------------------------------------------------------
County Water Bill No. 209324411 PD THRU 5-9-03
                    ---------------------------------------------------------------------------------

Property Information Results

[LOGO] Print  Print this page for your records                           [IMAGE]

--------------------------------
Property Tax Information Results [IMAGE] Secure
--------------------------------         with [ILLEGIBLE]

                   For additional assistance, contact (404) 298-4000.
=============================================================================================
        Property Identification                             Property Value/
                                                           Billing Assessment
Parcel ID Number  16 024 01 013
Pin Number        3553799                       Taxable Year      2003
Property Address  2751 MILLER RD UNI            Land Value                        $364,000
Property Type     Real Estate                   Building Value                  $1,536,200
Tax District      04 Unincorporated             Misc. Improvement
                                                Value                              $68,600

            Owner Information
                                                Personal Property Value                 $0
Owner             DESERT SIERRA PROPERTIES INC. Total Value                     $1,968,800
Co-Owner                                        40% Taxable                       $787,520
                                                Assessment
Owner Address     015853 OLDEN ST
                  SYLMAR, CA 91342
Special Billing   No Special Billing Address               Homestead Exemption
Address           Information available

                Property Deed/                  Exemption Type
               Plat/Description                 Value Exemption Amount               $0.00

Deed Type          Limited Warranty Deed
Deed Book/Page     07711/0767                      Other Exemption Information
Plat Book/Page     /
                   29 X 133 X 288 X 64 X 220 X  Exemption Type
Description 1      497 X 326....5.97AC 7-16-93  Value Exemption Amount               $0.00

Description 2
Description 3                                               Tax Information Summary

         Property Characteristics/              Taxable Year       2002
            Sales Information                   Millage Rate                       0.03781
NBHD Code          9038                         A 5% penalty will be assessed
Acreage            [ILLEGIBLE]                  on any unpaid balance
Zoning Type        Office Institution           after 11/15/2002
Zoning District    01                           2nd Installment Amount               $0.00
Property Class     13                           Total Taxes Billed View Details $25,158.36
Year Built                                      Total Taxes Paid                $25,158.36
Air Conditioning   N                            Total Taxes Due                      $0.00
Fireplaces         O                            Escrow Agency       None
Stories            1
Square Footage     49,950                                 Dilinquent Taxes/
Bedrooms           0                                     Tax Sale Information
Bathrooms          4-Fixtures Baths: 0
                   3-Fixtures Baths: 0          Tax Sale File Number
                   2-Fixtures Baths: 0          FiFa-GED Book/Page
                   Extra Fixtures: 0            Levy Date
Last Sold Date     06/10/1993                   Sale Date
Last Sold Price                                 Delinquent Amount Due
                                 $418,500.00
                Appeal Status
Appeal Code
Change Notice Date 04/12/2003
Hearing Date

=============================================================================================

               For Additional assistance, contact (404) 298-4000

                                     -Back-